Exhibit 99.1

 ILEX Oncology Reports Q3 2003 Results; CAMPATH Momentum Leads to Improved 2003
                                 Sales Guidance

    SAN ANTONIO--(BUSINESS WIRE)--Oct. 22, 2003--ILEX(tm) Oncology Inc. (Nasdaq:ILXO) today reported that global net sales of CAMPATH(R)/MABCAMPATH(R) (alemtuzumab) totaled $16.1 million in the third quarter of 2003. That compares with sales of $10.2 million reported in the third quarter a year ago.
    The company also announced today in a separate release that it has begun filing a New Drug Application (NDA) on a second anti-cancer compound, clofarabine. "Initiation of our rolling NDA filing on clofarabine in refractory or relapsed acute pediatric leukemia highlights the strength of ILEX's overall product pipeline and signals our emergence as a multi-product pharmaceutical company," said ILEX President and CEO Jeff Buchalter. "At the same time, we remain very encouraged by the continued sales momentum of CAMPATH, our most visible asset, and the ongoing commercial efforts of our CAMPATH partners, Schering AG and Berlex."
    For the first nine months of 2003, global net sales of CAMPATH recorded by Schering AG, Germany (NYSE:SHR) (FSE:SCH) and its U.S. affiliate Berlex Laboratories totaled $53.3 million, compared to $32.4 million in the first nine months of 2002. Based on these performance trends, ILEX now anticipates that full year 2003 CAMPATH global net sales will approximate $70 million, compared to its previously improved estimate of sales in excess of $60 million. ILEX is also improving its guidance for total company revenue in 2003 to a range of $31 to $33 million, as compared to its previously improved estimate of $27 to $29 million.
    Based on anticipated fourth quarter expenses associated primarily with the accelerated NDA filing for clofarabine, ILEX is maintaining its net loss guidance, excluding non-recurring charges, for the full year 2003 at a loss of $1.30 to $1.35 per share.

    Q3 and First Nine Months Financial Data

    For the third quarter ended Sept. 30, 2003, ILEX reported a net loss of $10.6 million, or a loss of $0.29 per share. These 2003 results compare to a net loss of $10.4 million, or a loss of $0.32 per share, in the third quarter of 2002.
    For the first nine months of 2003, the company's net loss was $44.3 million, or $1.31 per share, which includes the non-recurring net charge of $16.5 million recorded in the first quarter. Excluding this charge, the company's non-GAAP net loss for the first nine months of 2003 was $27.8 million, or a loss of $0.82 per share. This charge and the rationale for such disclosure are detailed in the attached table of the reconciliation of the GAAP to non-GAAP net loss. These 2003 results compare to a net loss of $35.0 million, or a loss of $1.08 per share, in the first nine months of 2002.

    Revenue

    Total ILEX revenue for the third quarter of 2003 was $8.7 million, compared to $7.9 million in the third quarter of 2002. For the first nine months of 2003, revenue totaled $27.5 million, compared to $23.6 million for the same period last year. In line with the company's product-driven strategy, 2003 revenue is being derived primarily from the contribution from CAMPATH. In addition, third quarter revenue included $2.5 million in license fees related to lipid-focused research platforms.
    The CAMPATH sales contribution, identified as product profit and royalty revenues in the company's statements of operations, increased to $4.5 million in the third quarter of 2003 from $3.2 million in the same period of 2002. For the first nine months of 2003, ILEX's CAMPATH sales contribution increased to $17.6 million from $8.3 million in the same period last year.
    As anticipated, contract research revenue decreased to $0.4 million in the third quarter of 2003 from $2.2 million in last year's third quarter. For the first nine months of 2003, contract research revenue decreased to $1.5 million from $8.1 million in the same period a year ago.

    Research and Development

    R&D expense for the third quarter of 2003 totaled $12.1 million, compared to $11.3 million for the third quarter last year, as ILEX continued to make focused investments in its key compounds, including CAMPATH, clofarabine and ILX-651. For the first nine months of 2003, R&D expense totaled $34.7 million, compared to $34.4 million in the same period of 2002.

    Selling, General and Administrative (SG&A)

    SG&A expense totaled $2.8 million in the third quarter of 2003, compared with $2.9 million in the same quarter of 2002. For the first nine months of 2003, SG&A expense increased to $9.7 million from $8.7 million in 2002.

    Cash and Marketable Securities

    As of Sept. 30, 2003, ILEX had $228.6 million in cash and marketable securities, following completion of a secondary offering in August. The offering of 5.5 million shares of ILEX common stock raised net proceeds of approximately $87.5 million for the company.

    Recent operational achievements include:

    -- Initiation of a rolling NDA filing with the FDA on clofarabine for the treatment of children with refractory or relapsed acute leukemia, following the receipt of fast track designation for refractory or relapsed acute lymphoblastic leukemia in children.

    -- Opening of the first Phase II trial of ILX-651 in metastatic melanoma, based on encouraging Phase I data.

    -- Continued progress in patient enrollment to the company-sponsored clinical trials of CAMPATH in first-line chronic lymphocytic leukemia and multiple sclerosis.

    -- Publication of 10 articles on CAMPATH during the third quarter in peer-reviewed journals on hematology, cancer and transplantation.

    Q3 2003 Conference Call

    ILEX management will review the company's third quarter results at the regularly scheduled quarterly earnings conference call at 10:00 a.m. Eastern Time on Wednesday, Oct. 22. The public can listen to the call live from the Investors section of the ILEX Web site at www.ilexonc.com. In addition, a replay of the call will be available at the same address beginning approximately two hours after the live call. The replay will be available for at least a week.

    About ILEX

    Founded in 1994 as an oncology drug development company, ILEX is strategically positioned to become a product-driven biopharmaceutical company, focused primarily in oncology. ILEX has a marketed product, CAMPATH(R) in the United States and MABCAMPATH(R) in the European Union, and is advancing an innovative and diversified pipeline of compounds focused on the treatment of cancer. The ILEX pipeline comprises product candidates at various stages of clinical development, including cytotoxic and cytostatic agents with novel mechanisms of action, monoclonal antibodies, angiogenesis inhibitors and signal transduction inhibitors. ILEX maintains a core competency in oncology drug development, with locations in San Antonio, Texas, and Guildford, England. ILEX also conducts research in angiogenesis inhibition, cell signaling, medicinal chemistry and nuclear receptor biology at its laboratories in Boston, Mass., and Geneva, Switzerland. Further information about ILEX can be found on the company's Web site at www.ilexonc.com.

    About Schering AG

    Schering AG, Germany (NYSE:SHR) (FSE:SCH) holds exclusive worldwide marketing and distribution rights plus additional exclusive development rights in Japan and the Asian Pacific region to CAMPATH/MabCampath. The product is marketed in the United States by Berlex Laboratories, a U.S. affiliate of the Schering AG Group. CAMPATH was launched in the United States and Europe, where it is named MabCampath, in 2001.

    Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in ILEX's compounds under development in particular; market acceptance of CAMPATH(R); the ability to expand the number and scope of the indications for which CAMPATH(R) is approved; the potential failure of ILEX's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of ILEX's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change ILEX's business, structure or projections; the ability of ILEX to predict its future expenses and capital needs; the development of competing products; uncertainties related to ILEX's dependence on third parties and partners; and those risks described in ILEX's Form 10-K for the year ended Dec. 31, 2002, and in other filings made by ILEX with the SEC. ILEX disclaims any obligation to update these forward-looking statements.


                          ILEX ONCOLOGY INC.
                       STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)

                                     Three Months       Nine Months
                                        Ended              Ended
                                     September 30,     September 30,
                                     2003     2002     2003     2002
                                  ------------------------------------
REVENUE:
 Product profit and royalty         $4,513   $3,157  $17,572   $8,277
 Outlicensing revenue                2,581       --    2,685      634
 Product development                   985    2,378    5,196    6,362
 Contract research services            403    2,216    1,497    8,142
 Other                                 244      168      587      203
                                  ------------------------------------
      Total revenue                  8,726    7,919   27,537   23,618
                                  ------------------------------------
OPERATING EXPENSES:
 Research and development costs     12,125   11,339   34,656   34,361
 Licensing costs                     2,133      240    4,144    5,374
 Selling, general and
  administrative                     2,789    2,905    9,663    8,742
 Direct cost of research services      370    1,639    1,119    5,355
 Depreciation and amortization       1,857    1,834    5,713    5,513
 Impairment charge                     213       --      213       --
 Settlement charge                      --       --   16,500       --
                                  ------------------------------------
      Total operating
       expenses                     19,487   17,957   72,008   59,345
                                  ------------------------------------
OPERATING LOSS                     (10,761) (10,038) (44,471) (35,727)

OTHER INCOME (EXPENSE):
 Interest income and other, net      1,077    1,403    3,440    6,082
 Interest expense                     (997)  (1,411)  (3,286)  (4,990)
                                  ------------------------------------
LOSS BEFORE INCOME TAXES           (10,681) (10,046) (44,317) (34,635)
 Provision for foreign income
  taxes                                 57     (359)     (20)    (378)
                                  ====================================
NET LOSS                          $(10,624)$(10,405)$(44,337)$(35,013)
                                  ====================================
BASIC AND DILUTED NET LOSS PER
 SHARE                              $(0.29)  $(0.32)  $(1.31)  $(1.08)
                                  ====================================
WEIGHTED AVERAGE NUMBER OF SHARES
 OF COMMON STOCK OUTSTANDING        36,617   32,528   33,862   32,458
                                  ====================================

              RECONCILIATION OF GAAP TO NON-GAAP NET LOSS
    AND LOSS PER SHARE FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
               (in thousands, except per share amounts)

                                             Loss per
                                  Net Loss    share

GAAP net loss and loss per share  $(44,337)  $(1.31)
Settlement charge                   16,500     0.49
                                  -------------------
Non-GAAP net loss and loss per
 share                            $(27,837)  $(0.82)
                                  ===================

The Company's management believes that this non-GAAP information is useful for investors as it excludes the significant, unusual settlement regarding the Company's CRO business. Excluding the settlement from our GAAP net loss provides users of the Company's financial statements an important insight into our net results and the related trends which are affecting our core business.


                          ILEX ONCOLOGY INC.
                      CONSOLIDATED BALANCE SHEETS
          (in thousands, except share and per share amounts)

                                 September 30, December 31,
                                     2003         2002
                                 --------------------------
CURRENT ASSETS:
Cash and cash equivalents            $119,212      $29,679
Investments in marketable
 securities                            86,537      123,591
Restricted investments                    815          976
Accounts receivable, net of
 allowance for doubtful accounts
 of $15 and $30 in 2003 and 2002,
 respectively                             319          871
Accounts receivable from
 Schering AG                            9,266        4,701
Other receivables                       1,699        3,654
Prepaid expenses and other              2,896        2,273
                                  -------------------------
Total current assets                  220,744      165,745
                                  -------------------------

NON-CURRENT ASSETS:
Investments in marketable
 securities                            19,974       34,737
Restricted investments                  2,017        2,017
Completed technology asset, net of
 accumulated amortization
 of $8,100 and $4,629 in 2003 and
 2002, respectively                    56,700       60,171
Other intangible assets, net of
 accumulated amortization of $428
 and $200 in 2003 and 2002,
 respectively                           4,372        2,600
Property and equipment, at cost,
 net of accumulated depreciation
 of $9,649 and $7,950 in 2003 and
 2002, respectively                     4,266        5,140
Goodwill                                   --          213
Other assets                              748          283
                                  -------------------------
Total non-current assets               88,077      105,161
                                  -------------------------

TOTAL ASSETS                         $308,821     $270,906
                                  =========================


                          ILEX ONCOLOGY INC.
                      CONSOLIDATED BALANCE SHEETS
          (in thousands, except share and per share amounts)

                                 September 30, December 31,
                                     2003         2002
                                 --------------------------
CURRENT LIABILITIES:
 Accounts payable-
   Related parties                        $--       $136
   Other                                9,931      8,214
 Accrued liabilities-
   Related parties                        470        455
   Other                                5,709      6,378
 Deferred revenue                         391        879
 Advances from Schering AG                 --      2,577
 Note payable                          38,979     38,099
                                  -----------------------
Total current liabilities              55,480     56,738
                                  -----------------------

NON-CURRENT LIABILITIES:
 Deferred revenue                       1,165         --
 Note payable                          18,561     36,155
 Other non-current liabilities            742        771
                                  -----------------------

Total non-current liabilities          20,468     36,926
                                  -----------------------

TOTAL LIABILITIES                      75,948     93,664
                                  -----------------------

STOCKHOLDERS' EQUITY:
 Preferred stock, $0.01 par value;
  20,000,000 shares authorized; no
  shares issued or outstanding             --         --
 Common stock, $0.01 par value;
  100,000,000 shares authorized;
  38,983,013 and 32,529,282 issued
  and outstanding in 2003 and
  2002, respectively                      390        326
 Additional paid-in capital           560,166    460,014
 Deferred compensation                   (467)        --
 Accumulated deficit                 (327,767)  (283,430)
 Accumulated other comprehensive
  income (loss)                           551        332
                                  -----------------------

Total stockholders' equity            232,873    177,242
                                -----------------------

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                $308,821   $270,906
                                  =======================


    CONTACT: ILEX Oncology Inc., San Antonio
             Craig Tooman or Ann Stevens, 210-949-8417